UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2008

ALLEGRO BIODIESEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21982 (Commission File Number)	20-5748331 (IRS Employer Identification No.)

6033 West Century Boulevard, Suite 1090, Los Angeles, California 90045
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 670-2093

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Allegro under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 10, 2008, Allegro Biodiesel Corporation (“Allegro”) entered into an amendment (the “Amendment”) to the Registration Rights Agreement dated September 20, 2006, (the “Registration Rights Agreement”) among Allegro and the holders of its Series A Convertible Preferred Stock (formerly known as the Series J Convertible Preferred Stock) (the “Series A Preferred”).

The Amendment terminates Allegro’s obligation to maintain the effectiveness of the registration statement it filed with the Securities and Exchange Commission in December 2006 covering the common stock underlying certain shares of the Series A Preferred, effective as of June 12, 2008. As required by the Registration Rights Agreement, a majority in interest of the holders of the Series A Preferred approved and executed the Amendment.

The Amendment is filed as Exhibit 10.1 to this report. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 1 to Registration Rights Agreement dated as of July 10, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: July 14, 2008

ALLEGRO BIODIESEL CORPORATION

By:	By: /s/ Bruce Comer
Bruce Comer
Chief Executive Officer